INTERNET FOOD CO., INC.
                                 711 Cannery Row
                           Monterey, California 93940
                                 (408) 373-8415
                               FAX (408) 373-8417

                                 PROMISSORY NOTE

16 April 1998                                                   $5,695.00


     For value received, the undersigned promise to pay to the order of Monterey Ventures, Inc. at 380 Foam Street, Suite 210, Monterey, California 93940 or such other place as the holder hereof may designate, the sum of Five Thousand Six Hundred Ninety Five and no/100 Dollars ($5,695.00) together with interest at the rate of fifteen percent (15%) per annum on the unpaid balance from date until paid, principal and interest payable as follows:

     Interest  shall be prepaid and  principal  shall be paid in full within six
(6) months which will be on or before 16 October, 1998. 245,000 shares of Internet Food Co., Inc. will be given to Lender.

     If default be made in the payment of this note and if such default is not made good within 10 days, the entire principal sum and any outstanding interest shall at once become due and payable without notice at the option of the holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.
Presentment for payment, notice of non-payment, protest and notice of protest are each hereby expressly and severally waived by the makers and all endorsers hereof and in cast the payment shall not be made at maturity, it is agreed by all parties hereto that all costs of collection and a reasonable attorney's fee may be collected as a part hereof.



                                    ---------------------------------
                                    STEPHANIE WILLIAMS, President